Press Release

9 Meters Biopharma Announces Management Change and Provides Clinical Update on Vurolenatide in Patients with Short Bowel Syndrome

RALEIGH, NC / ACCESSWIRE / May 30, 2023 / 9 Meters Biopharma, Inc. (Nasdaq: NMTR), a clinical-stage company pioneering novel treatments for people with rare or debilitating digestive diseases, today announced that the Board of Directors has accepted the resignation of John Temperato as President and Chief Executive Officer of the Company effective immediately.

Mark Sirgo, Chairman of the Board of 9 Meters, stated, “On behalf of the Board of Directors, I want to thank John for his service and dedication to the Company.” The Board of Directors has appointed Bethany Sensenig, Chief Financial Officer of 9 Meters, to serve as interim Chief Executive Officer in addition to her current responsibilities.

The Company previously announced plans to conduct a Phase 3 trial with vurolenatide in patients with short bowel syndrome (SBS). However, following further consideration of feedback received previously from the U.S. Food and Drug Administration (FDA) and input from thought leaders and investors, the Company now believes an additional Phase 2 trial may maximize the potential for vurolenatide. In addition, as the Company continues to assess various strategic alternatives, if and when funding is available, the Company will update on the initiation of the timing of this Phase 2 trial.

About 9 Meters Biopharma

9 Meters Biopharma, Inc. is a clinical-stage company pioneering novel treatments for people with rare digestive diseases, GI conditions with unmet needs, and debilitating disorders in which the biology of the gut is a contributing factor. 9 Meters is developing vurolenatide, a proprietary long-acting GLP-1 agonist for short bowel syndrome as well as an anti-GIP monoclonal antibody, NM-136, for obesity disorders.

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Forward-Looking Statements

This press release includes forward-looking statements based upon 9 Meters' current expectations. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, anticipated milestones, and any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: reliance on key personnel and the risks business continuity of shifting the CEO role and responsibilities at this critical time; our review of strategic alternatives, and the results of such review; our need to raise additional capital to fund our operations for at least the next 12 months as a going concern and to advance our product candidates and preclinical programs, including in light of current stock market conditions; uncertainties regarding our continued listing on Nasdaq; risks

Press Release

related to our ability to successfully implement our business plans, including reliance on our lead product candidate; uncertainties associated with the clinical development and regulatory approval of product candidates, including any delays associated therewith; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; intellectual property risks; reliance on collaborators; reliance on research and development partners; and risks related to cybersecurity and data privacy. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in 9 Meters' Annual Report on Form 10-K for the year ended December 31, 2022, as amended and supplemented by our Quarterly Reports on Form 10-Q and in other filings that 9 Meters has made and future filings 9 Meters will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. 9 Meters expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

Corporate and Media Contact
Al Medwar
SVP, Investor Relations & Corporate Communications
9 Meters Biopharma, Inc.
investor-relations@9meters.com

Source: 9 Meters Biopharma, Inc.